UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 24, 2018
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
     Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Adoption of Amendments to the 2017 Equity and Performance Incentive Plan

On April 25, 2018, the shareholders of Diebold Nixdorf, Incorporated (the “Company”) approved certain amendments to the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan (the “2017 Plan”) at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s Board of Directors (the “Board”) previously adopted the amendments to the 2017 Plan based on the recommendation of the Compensation Committee and subject to the approval of the shareholders at the Annual Meeting. These amendments authorize an additional 1,150,000 common shares for issuance under the 2017 Plan and makes certain adjustments to the 2017 Plan to reflect tax law changes created by the Tax Cuts and Jobs Act of 2017. The amended 2017 Plan is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed March 14, 2018. The foregoing description, and the summary contained in the Company’s 2018 Proxy Statement, do not purport to be complete and are qualified in their entirety by reference to the full text of the 2017 Plan, as amended, which is filed as Exhibit 10.1 to this Form 8-K.

(e)    Amendment to Dr. Ulrich Näher’s Employment Agreement

In conjunction with his additional appointment as the chief executive officer of our Diebold Nixdorf AG subsidiary, on April 24, 2018, the Compensation Committee approved an amendment to Dr. Ulrich Näher’s employment agreement with the Company extending the term to February 28, 2022. Dr. Näher’s employment agreement was previously scheduled to expire on February 28, 2019.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, held on April 25, 2018, the Company’s shareholders: (1) elected each of the Board’s eleven (11) nominees for director to serve one-year terms or until the election and qualification of a successor; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2018; (3) approved, on an advisory basis, our named executive officer compensation; and (4) approved certain amendments to the 2017 Plan. These proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed March 14, 2018.

Set forth below are the final voting results for each proposal:

Proposal No. 1: Election of eleven (11) directors:

	For	Against	Abstain	Broker Non-Vote

Patrick W. Allender	58,526,911	1,427,953	141,100	7,555,025
Phillip R. Cox	55,961,244	3,996,632	138,088	7,555,025
Richard L. Crandall	57,751,367	2,201,041	143,556	7,555,025
Dr. Alexander Dibelius	58,342,885	1,606,186	146,893	7,555,025
Dr. Dieter Düsedau	56,841,175	3,112,821	141,968	7,555,025
Gale S. Fitzgerald	57,674,061	2,285,678	136,225	7,555,025
Gary G. Greenfield	57,982,642	1,966,959	146,363	7,555,025
Gerrard B. Schmid	58,842,939	1,114,461	138,564	7,555,025
Rajesh K. Soin	57,751,551	2,202,075	142,338	7,555,025
Alan J. Weber	57,859,035	2,098,367	138,562	7,555,025
Dr. Jürgen Wunram	58,233,942	1,708,142	153,880	7,555,025

Proposal No. 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2018:

For	Against	Abstain
65,885,752	1,629,019	137,828

Proposal No. 3: Approve, on an advisory basis, our named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
54,169,641	5,735,772	192,161	7,555,025

Proposal 4: Approve amendments to the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan:

For	Against	Abstain	Broker Non-Votes
50,097,148	9,794,631	205,795	7,555,025

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan, as amended April 25, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
April 27, 2018	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary